   As filed with the Securities and Exchange Commission on December 7, 2001

                                                      Registration No. 333-68566
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

            POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4 ON FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                  KEANE, INC.
         ------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                  MASSACHUSETTS                    04-243-7166
         ------------------------------------------------------------
         (State or Other Jurisdiction of         (I.R.S. Employer
         Incorporation or Organization)          Identification No.)

                 TEN CITY SQUARE
              BOSTON, MASSACHUSETTS                     02129
         ------------------------------------------------------------
         (Address of Principal Executive Offices)     (Zip Code)


                       METRO INFORMATION SERVICES, INC.
                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN
         ------------------------------------------------------------
                           (Full Title of the Plan)

                                BRIAN T. KEANE
                                  KEANE, INC.
                                TEN CITY SQUARE
                               BOSTON, MA 02129
         ------------------------------------------------------------
                    (Name and Address of Agent For Service)

                                (617) 241-9200
         ------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE


                                                        Proposed
 Title of                                Proposed       Maximum
 Securities                              Maximum        Aggregate   Amount of
 to be                Amount to be    Offering Price    Offering    Registration
 Registered          Registered(1)       Per Share       Price      Fee(2)
=================================================================================
Common Stock,
 $0.10 par value     557,798 shares       N/A           N/A           $0
 per share
=================================================================================

(1) This Post-Effective Amendment No. 1 to Form S-4 on Form S-8 covers up to 557,798 shares of Common Stock of Keane, Inc. ("Keane") subject to options assumed by Keane and reserved for issuance pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 20, 2001, by and among Keane, Veritas Acquisition Corp., a wholly owned subsidiary of Keane ("Veritas"), and Metro Information Services, Inc. ("Metro"). Under the terms of the Merger Agreement, Veritas merged (the "Merger") with and into Metro with Metro continuing as a wholly owned subsidiary of Keane. Pursuant to the terms of the Merger Agreement, Keane assumed all of the options issued and outstanding under the Metro Information Services, Inc. Amended and Restated 1997 Stock Option Plan (the "Metro Stock Plan").

(2) Keane previously paid $32,231 upon the initial filing of the Registration Statement on Form S-4 (File No. 333-68566) to register 8,057,500 shares of Common Stock issuable to shareholders of Metro, including the 557,798 shares of Common Stock which may be issued pursuant to the Metro Stock Plan. Therefore, no additional fee is required in connection with this filing.

             INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

     Keane, Inc. ("Keane") hereby amends its Registration Statement on Form S-4 (File No. 333-68566) (the "Registration Statement") by filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (the "Post-Effective Amendment") relating to 557,798 shares of common stock, par value $0.10 per share (the "Common Stock"), of Keane to be issued upon the exercise of options granted under the Metro Information Services, Inc. Amended and Restated 1997 Stock Option Plan (the "Metro Stock Plan"). The designation of the Post-Effective Amendment as Amendment No. 1 to the Registration Statement denotes that the Post-Effective Amendment relates only to the shares of Common Stock issuable upon the exercise of stock options under the Metro Stock Plan. The Post-Effective Amendment is being filed on Form S-8 pursuant to the provisions of Rule 401(e) promulgated under the Securities Act of 1933 and the procedures described therein.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       ITEM 1.  PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933.

       ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with
the Securities and Exchange Commission (the "Commission").   The following
documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in
     (a) above.

(c) The description of the securities contained in the registrant's registration statement on Form 8-A/A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Hal J. Leibowitz, a partner of Hale and Dorr LLP, serves as Clerk to the registrant.

     Item 6.  Indemnification of Directors and Officers.

     Section 67 of the Massachusetts Business Corporation Law permits a Massachusetts corporation to indemnify its directors, officers, employees and other agents to whatever extent specified in or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as otherwise provided in the articles of organization or the by-laws, any of these persons who are not directors may be indemnified to the extent authorized by the directors. Indemnification may include payment of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding and may be provided although the person is no longer affiliated with the corporation.
No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. A corporation also has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     Section 13(b) of the Massachusetts Business Corporation Law permits a Massachusetts corporation to provide in its articles of organization that a director of the corporation shall not personally be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article 6A of the registrant's Articles of Organization provides that no director of the registrant shall be liable for monetary damages for any breach of fiduciary duty, except to the extent that the Massachusetts Business Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article 6B of the registrant's Articles of Organization provides generally that the registrant will indemnify each person who is or was or has agreed to be a director or officer of the registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the maximum extent permitted from time to time under the Massachusetts Business Corporation Law.

     The registrant maintains officers' and directors' insurance in the amount of $30,000,000.

       ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

       ITEM 8.  EXHIBITS.

       The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

       ITEM 9.  UNDERTAKINGS.

       1.  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the table dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however,
                                                           -----------------
                that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                         ---- ----

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on this 7th day of December, 2001.

                                     KEANE, INC.

                                     By:  /s/ Brian T. Keane
                                         -------------------------------------
                                         Brian T. Keane
                                         President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Keane, Inc., hereby severally constitute and appoint Brian T. Keane, John L. Leahy and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on this Post-Effective Amendment No. 1 to Form S-4 on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Keane, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----

/s/ Brian T. Keane            President, Chief Executive       December 7, 2001
----------------------------  Officer and Director
Brian T. Keane                (Principal Executive Officer)



/s/ John J. Leahy             Senior Vice President -          December 7, 2001
----------------------------  Finance and Administration
John J. Leahy                 and Chief Financial Officer
                              (Principal Financial and
                              Accounting Officer)



/s/ Maria Cirino              Director                         December 7, 2001
----------------------------
Maria Cirino


         SIGNATURE                        TITLE                       DATE
         ---------                        -----                       ----


/s/ John F. Keane, Sr.        Director                         December 7, 2001
----------------------------
John F. Keane, Sr.


/s/ Philip J. Harkins         Director                         December 7, 2001
----------------------------
Philip J. Harkins

/s/ Winston R. Hindle, Jr.    Director                         December 7, 2001
----------------------------
Winston R. Hindle, Jr.

/s/ John F. Keane, Jr.        Director                         December 7, 2001
----------------------------
John F. Keane, Jr.

/s/ John F. Rockart           Director                         December 7, 2001
----------------------------
John F. Rockart

/s/ Stephen Steinour          Director                         December 7, 2001
----------------------------
Stephen Steinour


                               INDEX TO EXHIBITS

Number         Description
------         -----------
  4.1          Articles of Organization of the Registrant, as amended, are incorporated herein by reference to Exhibit 4.1 to the
               Registrant's Registration Statement on Form S-3
               (File No. 33-85206).

  4.2 Articles of Amendment to Articles of Organization of the Registrant, filed May 29, 1998, are incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K, filed June 3, 1998.

  4.3          Second Amended and Restated By-Laws of the Registrant, filed on
               May 29, 1998, are incorporated herein by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.

  5.1          Opinion of Hale and Dorr LLP, counsel to the Registrant.

 23.1          Consent of Hale and Dorr LLP (included in Exhibit 5.1).

 23.2          Consent of Ernst & Young LLP, independent auditors.

 23.3          Consent of PricewaterhouseCoopers LLP, independent accountants.

 24.1 Power of attorney (included on the signature pages of this registration statement).
